EXHIBIT 10.72

                                             EXECUTION COPY









GOTTSCHALKS CREDIT RECEIVABLES CORPORATION

Purchaser





and





GOTTSCHALKS INC.

Seller







RECEIVABLES PURCHASE AGREEMENT






Dated as of March 30, 1994

                     TABLE OF CONTENTS

                                                       Page


ARTICLE I
                              Definitions . . . . . . . . 1

SECTION 1.01.  Definitions. . . . . . . . . . . . . . . . 1
SECTION 1.02.  Other Definitional Provisions. . . . . . . 1

ARTICLE II
                    Conveyance of Receivables . . . . . . 2

SECTION 2.01.  Conveyance of Receivables. . . . . . . . . 2
SECTION 2.02.  Representations and Warranties of the
               Seller Relating to the Seller and the
               Agreement. . . . . . . . . . . . . . . . . 5
SECTION 2.03.  Representations and Warranties of the
               Seller Relating to the Receivables . . . . 9
SECTION 2.04.  Repurchase of Receivables. . . . . . . . .10
SECTION 2.06.  Customer Service Adjustments . . . . . . .16

ARTICLE III
          Administration and Servicing of Receivables . .16

SECTION 3.01.  Acceptance of Appointment and Other
               Matters Relating to the Servicer . . . . .16
SECTION 3.02.  Servicing Compensation . . . . . . . . . .17
SECTION 3.03.  Allocations and Applications of
               Collections and Other Funds. . . . . . . .17

ARTICLE IV
          Other Matters Relating to the Seller. . . . . .17

SECTION 4.01.  Merger or Consolidation of, or
               Assumption, of the Obligations of
               the Seller . . . . . . . . . . . . . . . .17
SECTION 4.02.  Seller Indemnification of the Purchaser. .18

ARTICLE V
                              Termination . . . . . . . .19

SECTION 5.01.  Termination. . . . . . . . . . . . . . . .19

ARTICLE VI
                    Miscellaneous Provisions. . . . . . .19

SECTION 6.01.  Amendment. . . . . . . . . . . . . . . . .19
SECTION 6.02.  Limited Recourse . . . . . . . . . . . . .21
SECTION 6.03.  No Petition. . . . . . . . . . . . . . . .21
SECTION 6.04.  GOVERNING LAW. . . . . . . . . . . . . . .21
SECTION 6.05.  Notices. . . . . . . . . . . . . . . . . .22
SECTION 6.06.  Severability of Provisions . . . . . . . .22
SECTION 6.07.  Assignment . . . . . . . . . . . . . . . .22
SECTION 6.08.  No Waiver; Cumulative Remedies . . . . . .22
SECTION 6.09.  Counterparts . . . . . . . . . . . . . . .22
SECTION 6.10.  Third-Party Beneficiaries. . . . . . . . .22
SECTION 6.11.  Merger and Integration . . . . . . . . . .23
SECTION 6.12.  Headings . . . . . . . . . . . . . . . . .23
SECTION 6.13.  Rule 144A Information. . . . . . . . . . .23



Schedule I     List of Accounts

          RECEIVABLES PURCHASE AGREEMENT, dated as of March 30, 1994, between GOTTSCHALKS CREDIT RECEIVABLES
CORPORATION, a Delaware corporation, (the "Purchaser"), and
GOTTSCHALKS INC., a Delaware corporation, (the "Seller").


                    W I T N E S E T H:


          WHEREAS, the Seller in the ordinary course of its business finances the purchase of merchandise by consumers pursuant to consumer revolving credit card accounts thereby generating certain payment obligations;

          WHEREAS, the Seller wishes to sell certain of such existing and future payment obligations from time to time to the Purchaser; and

          WHEREAS, the Purchaser desires initially to sell such payment obligations to the Gottschalks Credit Card
Master Trust, pursuant to a Pooling and Servicing Agreement dated as of March 30, 1994 (as the same may from time to time be amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, the Seller, as servicer, and Bankers Trust
Company, as Trustee .

          NOW, THEREFORE, the parties hereto agree as follows:


ARTICLE I

Definitions

          SECTION 1.01.  Definitions.  Capitalized terms
used herein but not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.
In addition, the term "Agreement" means this Receivables
Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

          SECTION 1.02.  Other Definitional Provisions.
(a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule, and Exhibit references are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

          (b) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.


ARTICLE II

Conveyance of Receivables

          SECTION 2.01.  Conveyance of Receivables.
(a) By execution of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Purchaser on the initial Closing Date, (a) all of the Seller's right, title and interest in, to and under the Receivables existing at the close of business on the Cut-
Off Date and all monies due or to become due and all amounts received with respect thereto and all proceeds thereof (including "proceeds", as defined in Section 9306 of the UCC as in effect in the State of California, and Recoveries) and (b) all of the Seller's rights, remedies, powers and privileges with respect to such Receivables.
Subject to Article V hereof, as of each Business Day prior to the earlier of (x) the occurrence of a Liquidation Event specified in Section 9.02(b) of the Pooling and Servicing
Agreement and (y) the Trust Termination Date (each, a
"Purchase Date"), the Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse
(except as expressly provided herein), to the Purchaser, all of the Seller's right, title and interest in, to and under the Receivables (other than any Receivables created in a Removed Account from and after the applicable Removal
Date, as provided in Section 2.06(c) of the Pooling and Servicing Agreement) owned by the Seller at the close of business on such Purchase Date and not theretofore conveyed to the Purchaser, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof (including "proceeds", as defined in Section 9306 of the UCC as in effect in the State of California, and Recoveries). The foregoing sale, transfer, assignment, set-over and conveyance and any subsequent sales, transfers, assignments, set-overs and conveyances do not constitute, and are not intended to result in, the creation or an assumption by the Purchaser of any obligation of the Servicer, the Seller or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Obligors.

          (b)  In connection with such sale, transfer,
assignment, set-over and conveyance the Seller agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) naming the Seller as "seller" and the Purchaser as "buyer" thereon with respect to the Receivables now existing and hereafter created for the sale of "accounts" (as defined in Section 9106 of the UCC as in effect in any state where the Seller's or the Servicer's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the sale and assignment of the Receivables to the Purchaser, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Purchaser on or prior to the initial Closing Date, and in the case of any continuation statements filed pursuant to this Section
2.01, as soon as practicable after receipt thereof by the Seller. The Purchaser shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales to the Purchaser.

          (c)  The Seller further agrees, at its own
expense, on or prior to the date on which each Charge
Account becomes an Account, to indicate in its computer files that the Receivables created in connection with such Account have been sold to the Purchaser pursuant to this Agreement and sold to the Trust pursuant to the Pooling and Servicing Agreement for the benefit of the Certificate-holders and the other Beneficiaries and (b) not less than weekly, to deliver to the Purchaser a computer file or microfiche or written list containing a true and complete list of all Accounts specifying for each Account (i) its account number, (ii) the aggregate amount of Receivables outstanding in such Account and (iii) the aggregate amount of Principal Receivables in such Account. Such file, microfiche or list, as supplemented from time to time, shall be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

          (d)  The purchase price (the "Purchase
Consideration") with respect to Receivables sold hereunder shall be as follows: (i) on the initial Closing Date, an amount equal to $40,000,000 less certain gross costs and expenses related to such purchase and sale of Receivables and the establishment of the securitization program with respect thereto, plus capital contribution in the amount of the balance of the Receivables transferred on such date and
(ii) on each Purchase Date thereafter, a price agreed to by the Purchaser and the Seller at the time of such purchase by the Purchaser; provided, however, that such price shall not, in the opinion of the Purchaser, be materially less favorable to the Purchaser than prices for transactions of a generally similar character at the time of the purchase taking into account the quality of such Receivables and other pertinent factors; and provided, further, that such consideration shall in any event not be less than reasonably equivalent value therefor.

          (e) The Purchase Consideration for Receivables sold on the initial Closing Date and on each subsequent
Purchase Date shall be paid or provided for on the initial
Closing Date or each such Purchase Date, as the case may be, in either of the following ways, or any combination thereof: (i) by payment in cash in immediately available funds; or (ii) in the event that the total Purchase
Consideration due on the initial Closing Date or each subsequent Purchase Date is not paid in full in cash by the Purchaser, the Seller shall be deemed to have made a capital contribution to the Purchaser in an amount equal to such cash shortfall.

          (f) The Purchaser shall pay all amounts to be paid in cash with respect to the purchases of Receivables from the Seller on the date of each such purchase thereof.
All payments hereunder shall be made not later than the close of business (New York City time) on the date specified therefor in lawful money of the United States of America in same day funds to the bank account designated in writing by the Seller to the Purchaser from time to time.
Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

          (g)  Subject to Article V hereof, on each
Business Day, the Seller shall evidence the sale, transfer, assignment, set over and conveyance of all its Receivables not theretofore conveyed to the Purchaser by delivering to the Purchaser a receivables transmittal (a "Receivables
Transmittal") specifying to the Purchaser the aggregate outstanding balance of such Receivables.

          Upon the receipt by the Seller on any Purchase
Date of the Purchase Consideration for the Receivables to be sold by the Seller on such date, all the Seller's right, title and interest in and to such Receivables shall have been sold, assigned, transferred, conveyed and set over to the Purchaser.

          (h) The parties hereto intend that the transfers of Receivables effected by this Agreement shall be and shall be treated as a purchase by the Purchaser and a sale by the Seller of the Receivables and not as a lending transaction. In the event that, notwithstanding such express intent of the parties, a court of competent jurisdiction were to hold that this Agreement evidences a loan rather than a sale, then the Seller shall be deemed to have granted to the Purchaser as of the date hereof a security interest (as defined in the UCC as in effect in California) in, to and under the Receivables now existing and hereafter created and arising in connection with the Accounts, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds of such Receivables and Recoveries, which grant is enforceable with respect to Receivables and the proceeds thereof upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof, upon such creation. If this Agreement constitutes the grant of a security interest to the Purchaser in such property, upon the filing of the financing statement described in this
Section 2.01 and in the case of the Receivables hereafter created and proceeds thereof, upon such creation, the Purchaser shall have a first priority security interest in such property (subject to Section 9306 of the UCC as in effect in California), except for Permitted Liens.

          SECTION 2.02.  Representations and Warranties of
the Seller Relating to the Seller and the Agreement.  The
Seller hereby represents and warrants to the Purchaser that, as of each Closing Date:

          (a) Organization and Good Standing. The Seller is a corporation duly organized and validly existing and in good standing under the law of the State of Delaware and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b)  Due Qualification.  The Seller is duly
qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or be in good standing or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

          (c)  Due Authorization.  The execution and
delivery of this Agreement and the consummation of the transactions provided for or contemplated by this Agreement have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

          (d) No Conflict. The execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof applicable to the Seller, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or its properties are bound.

          (e) No Violation. The execution and delivery of this Agreement by the Seller, the performance by the Seller of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof applicable to the Seller, will not conflict with or violate any Requirements of Law applicable to the Seller or give rise to an adverse claim upon the Seller or the Receivables.

          (f) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement,
(iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would affect the performance by the Seller of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) seeking to affect adversely the income or franchise tax attributes of the Trust and of the Investor Certificates under the United
States Federal or any State income or franchise tax systems. There are no injunctions, writs, restraining orders or other orders of any nature that would adversely affect the performance by the Seller of its obligations under this Agreement or the transactions contemplated hereby.

          (g) All Consents Required. All authorizations, consents, orders, approvals or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated by this Agreement, and the fulfillment by the Seller of the terms hereof or thereof, have been obtained.

          (h) Enforceability. This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) and the availability of equitable remedies.

          (i)  Place of Business; Legal Name.  (i) The
principal place of business of the Seller is located in Fresno, California and the offices where the Seller keeps its records concerning the Receivables and related contracts are located in Fresno, California and there have been no other such locations during the prior four month period.

              (ii)  The legal name of the Seller is as set
forth in this Agreement, and the Seller has no tradenames, fictitious names, assumed names or "doing business as" names, except for "Village East".

          (j) Use of Proceeds. No proceeds of the sale of any Receivables will be used by the Seller to purchase or carry any margin security.

          (k)  Record of Accounts.  Schedule I to this
Agreement (as in effect on the date in question) is an accurate and complete listing in all material respects of all of the Accounts, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects.

          (l)  Tax Returns.  The Seller has filed all
required tax returns on a timely basis.

          (m)  Compliance with Laws.  The Seller has
complied with all applicable laws, rules, regulations and orders in respect of the conduct of its business and the ownership of its properties and purchased assets, and has maintained all applicable permits, certifications, licenses and other rights of whatever nature necessary for the conduct of its business.

          (n)  Pension Plans.  All pension or profit
sharing plans of the Seller and its consolidated subsidiaries have been fully funded in accordance with the Seller's applicable pension or profit sharing plan agreements.

          (o) Solvency. The Seller (i) is not insolvent and will not become insolvent after giving effect to the transactions contemplated hereby, (ii) is paying its debts as such debts become due and (iii) after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

          (p) Business Reasons for Sale. The Seller has valid business reasons for selling the Receivables to the Purchaser under this Agreement and is not obtaining a loan secured by the Receivables as collateral. The Seller will to the fullest extent permitted by generally accepted accounting principles and by applicable law, record each purchase hereunder as a sale on its books and records, reflect each purchase in its financial statements and tax returns as a sale and recognize gain or loss, as the case may be, on each purchase hereunder.

          (q) No Material Adverse Effect. There has been no material adverse change with respect to the Seller's operations, including its ability to perform its obligations under this Agreement.

          The representations and warranties set forth in this Section 2.02 shall survive the transfer and assignment of the Receivables to the Purchaser. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

          In the event of any breach of any of the representations and warranties set forth in this Section
2.02 and if, as a result of any such breach, the Purchaser shall be obligated to purchase the Investors' Interest and/or the Depositor Interest pursuant to Section 2.03 of the Pooling and Servicing Agreement, the Seller shall repurchase such Investors' Interest and/or Depositor
Interest, as the case may be, and shall pay to the Purchaser on the Business Day preceding the Distribution
Date on which such purchase of the Investors' Interest and/or the Depositor Interest, as applicable, is to be made by the Purchaser an amount equal to the purchase price therefor as specified in Section 2.03 of the Pooling and Servicing Agreement. The obligation of the Seller to purchase such Investors' Interest and/or Depositor
Interest, as the case may be, pursuant to this Section 2.02 shall constitute the sole remedy against the Seller respecting an event of the type specified in the first sentence of this Section 2.02 available to the Purchaser and to the Holders of the Investor Certificates and/or the Holder of the Exchangeable Certificate (or the Trustee on behalf of such Certificateholders).

          SECTION 2.03.  Representations and Warranties of
the Seller Relating to the Receivables. The Seller hereby represents and warrants to the Purchaser as of the initial
Closing Date and each Purchase Date that:

          (a) No Liens. Each Receivable sold hereunder has been conveyed to the Purchaser free and clear of any Lien (except for Permitted Liens) and the Purchaser has received good title to each such Receivable.

          (b)  All Consents Required.  All appraisals,
consents, orders, approvals, authorizations or other actions of any Person or any governmental body or official required in connection with the conveyance of each Receivable hereunder to the Purchaser have been duly obtained and are in full force and effect.

          (c) Valid Sale. This Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Purchaser of all right, title and interest of the Seller in and to the Receivables now existing and hereafter created and arising in connection with the Accounts, all proceeds of such Receivables and Recoveries and such Receivables and all proceeds thereof will be held by the Purchaser free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates except for Permitted Liens.

          (d) Account or General Intangible. The Seller has taken no action to cause any Receivable sold hereunder to be anything other than an "account" or "general intangible" (each as defined in Section 9106 of the UCC).
The Seller has taken no action to evidence any Receivable sold hereunder by any "instrument" or "chattel paper" (as defined in Section 9105 of the UCC).

          The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment of the Receivables to the Purchaser. Upon discovery by the Seller or the Purchaser of a breach of any of the representations and warranties set forth in this Section
2.03, the party discovering such breach shall give prompt written notice to the other party.

          SECTION 2.04.  Repurchase of Receivables.  In the
event any representation or warranty under Section 2.03 is not true and correct as of the date specified therein with respect to any Receivable or Account and the Purchaser is, as the result of any such breach, required to accept a reassignment of such Receivable or all Receivables in such Account pursuant to Section 2.04(c) of the Pooling and Servicing Agreement, then, within thirty (30) days (or such longer period as may be agreed to by the Purchaser) of the earlier to occur of the discovery of any such event by the Seller or the Purchaser, or receipt by the Seller or the Purchaser of written notice of any such event given by the Trustee or any Enhancement Provider, the Seller shall, unless a Liquidation Event has occurred, repurchase the Receivable or Receivables of which the Purchaser is required to accept reassignment pursuant to the Pooling and Servicing Agreement on the Business Day preceding the Determination Date on which such reassignment is to occur.

          The Seller shall purchase each such Receivable pursuant to this Section 2.04 by making a payment to the Purchaser in immediately available funds on the Business
Day preceding the Distribution Date on which such reassignment is to occur in an amount equal to the Purchase
Consideration for such Receivable. Upon payment of the Purchase Consideration, the Purchaser shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in and to such Receivable and all monies due or to become due with respect thereto and all proceeds thereof. The Purchaser shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables pursuant to this Section. The obligation of the Seller to repurchase any such Receivable shall constitute the sole remedy respecting the event giving rise to such obligation available to the Purchaser and to the Certificateholders (or the Trustee on behalf of Certificateholders).

          SECTION 2.05.  Covenants of the Seller.  So long
as the Purchaser shall have any ownership interest in any Receivables sold by the Seller or until a termination date pursuant to Section 5.01 shall have occurred, whichever is later, the Seller covenants that:

          (a)  Receivables to be Accounts or General
Intangibles. The Seller shall take no action to cause any Receivable sold hereunder to be evidenced by any "instrument" or "chattel paper" (as defined in Section 9105 of the UCC). The Seller shall take no action to cause any Receivable sold hereunder to be anything other than an "account" or "general intangible" (each as defined in Section 9106 of the UCC). In the event that any Receivable sold hereunder shall, at any time, be evidenced by any "instrument" or "chattel paper", the Seller shall indicate or cause to be indicated on such "instrument" or "chattel paper" a legend stating that such Receivable has been conveyed to the Purchaser pursuant to this Agreement and conveyed to the Trust pursuant to the Pooling and Servicing
Agreement for the benefit of the Certificateholders and other Beneficiaries.

          (b) Negative Pledge. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted
Liens) on any Receivable sold hereunder, whether now existing or hereafter created, or any interest therein; the Seller will immediately notify the Purchaser of the existence of any Lien on any Receivable sold hereunder; and the Seller shall defend the right, title and interest of the Purchaser in, to and under the Receivables sold hereunder, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

          (c)  Charge Account Agreements and Financial
Guidelines. The Seller shall comply with and perform its obligations under any Charge Account Agreement to which the Seller is a party that relates to the Accounts and the Financial Guidelines except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Trust or any of the Beneficiaries.
Subject to compliance with all Requirements of Law, the Seller may change the terms and provisions of such Charge
Account Agreements or the Financial Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charges, if any, assessed thereon) only if such change (i) would not, in the reasonable judgment of the Seller, cause a Early Amortization Event to occur and if the Seller owns a comparable segment of revolving credit card accounts which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, such change is made applicable to such comparable segments of accounts or (ii) the Seller shall reasonably determine that such change is necessary in order to satisfy any Requirement of Law.

          (d)  Conveyance of Accounts.  The Seller
covenants and agrees that it will not convey, assign, exchange or otherwise transfer any Account to any Person prior to the termination of this Agreement.

          (e) Compliance with Laws, Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders applicable to the Receivables sold hereunder, including, without limitation, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, where failure to so comply could reasonably be expected to have a material adverse effect on the amount of Collections thereunder.

          (f) Preservation of Corporate Existence. Except as provided in Section 4.01, the Seller shall preserve and maintain in all material respects its corporate existence, corporate rights (charter and statutory) and corporate franchises.

          (g)  Access to Certain Information Regarding the
Receivables. The Seller shall provide to the Purchaser and its agents access to the documentation regarding the Accounts and the Receivables, such access being afforded without charge but only (i) upon reasonable request,
(ii) during normal business hours, (iii) subject to the Seller's normal security and confidentiality procedures, and (iv) at offices designated by the Seller. Nothing in this Section 2.05(g) shall derogate from the obligation of the Purchaser to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Seller to provide access as provided in this
Section 2.05(g) as a result of such obligation shall not constitute a breach of this Section 2.05(g).

          (h)  Keeping of Records and Books of Account.
The Seller shall maintain and implement, or cause to be maintained or implemented, administrative and operating procedures reasonably necessary or advisable for the collection of all such Receivables, and, until the delivery to any Successor Servicer appointed pursuant to the Pooling and Servicing Agreement, keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables.

          (i) Performance and Compliance with Receivables and Charge Account Agreements. The Seller shall at its expense take all actions on its part reasonably necessary to maintain in full force and effect its rights under all Charge Account Agreements to which the Seller is a party.

          (j) Location of Records. The Seller shall keep its chief place of business and chief executive office, and the offices where it keeps the records concerning the Receivables and all underlying Charge Account Agreements
(and all original documents relating thereto), at 7 River
Park Place East, Fresno, California 93720 or upon prior written notice to the Purchaser, at such other locations in a jurisdiction where all action required by Section 2.05(m) shall have been taken and completed and be in full force and effect. The Seller shall at all times maintain its principal executive office within the United States of America.

          (k) Furnishing Copies, Etc. The Seller shall furnish to the Purchaser (i) upon the Purchaser's request, a certificate of the chief financial officer of the Seller certifying, as of the date thereof, that no termination event described in Section 5.01 has occurred and is continuing and setting forth the computations used by the chief financial officer of the Seller in making such determination; (ii) as soon as possible and in any event within five days after the occurrence of any such termination event or incipient termination event, a statement of the chief financial officer of the Seller setting forth details of such termination event or incipient termination event and the action that the Seller proposes to take or has taken with respect thereto; and
(iii) promptly following the Purchaser's request thereof, such other information, documents, records or reports with respect to the Receivables sold hereunder or the underlying
Charge Account Agreements or the conditions or operations, financial or otherwise, of the Seller, as the Purchaser may from time to time reasonably request.

          (l) Obligation to Record and Report. The Seller shall to the fullest extent permitted by generally accepted accounting principles and by applicable law, record each purchase hereunder as a sale on its books and records, reflect each purchase in its financial statements and tax returns as a sale and recognize gain or loss, as the case may be, on each purchase hereunder.

          (m)  Continuing Compliance with the Uniform
Commercial Code. The Seller shall, without limiting the requirements of Section 2.05(o), at its expense, preserve, continue, and maintain or cause to be preserved, continued, and maintained the Purchaser's valid and properly protected title to each Receivable sold hereunder, including, without limitation, filing or recording UCC financing statements in each relevant jurisdiction.

          (n)  Collections of Receivables.  The Seller
shall cause all Collections in respect of Receivables sold hereunder to be processed in accordance with the collection arrangements set forth in Section 4.03 of the Pooling and Servicing Agreement.

          (o)  Further Action Evidencing Purchases.
(i) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the Purchaser may reasonably request, to protect or more fully evidence the Purchaser's ownership, right, title and interest in the Receivables sold by the Seller and its rights under the Charge Account Agreements with respect thereto, or to enable the Purchaser to exercise or enforce any such rights. Without limiting the generality of the foregoing, the Seller will upon the request of the Purchaser (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or, in the opinion of the Purchaser, desirable, (B) indicate on its books and records
(including, without limitation, originals and copies of sale slips and billing statements, to the extent practicable) that Receivables have been sold and assigned to the Purchaser, and provide to the Purchaser, upon request, copies of any such records and (C) contact customers to confirm and verify Receivables.

              (ii)  The Seller hereby irrevocably
authorizes the Purchaser to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Receivables sold by the Seller, or the underlying Charge Account Agreements with respect thereto, without the signature of the Seller where permitted by law.

             (iii)  If the Seller fails to perform any of
its agreements or obligations under this Agreement, the Purchaser may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the expenses of the Purchaser incurred in connection therewith shall be payable by the Seller.

          (p) Change in Business. The Seller shall not make any change in the nature of its business as conducted on the date hereof that could reasonably be expected to have a material adverse effect on the value or collectibility of the Receivables.

          (q) Account Allocations. In the event that the Seller is unable for any reason to transfer Receivables to the Purchaser, then the Seller agrees that it shall allocate, after the occurrence of such event, payments on each affected Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with the terms of the Pooling and Servicing Agreement. The parties hereto agree that Finance
Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Purchaser and by the Purchaser to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Purchaser and Collections with respect thereto shall continue to be allocated and paid in accordance with
Article IV of the Pooling and Servicing Agreement.

          (r) Operations of Seller. The Seller agrees that it shall conduct its operations in such a manner that the Purchaser would not be substantively consolidated into the bankruptcy estate of the Seller or have its separate corporate existence disregarded in the event of a bankruptcy of the Seller.

          (s)  Compliance with Certain Provisions of the
Pooling and Servicing Agreement. The Seller agrees that it shall comply with and observe the provisions of Section
2.07 of the Pooling and Servicing Agreement. The Seller further agrees that it shall comply, as Seller, with the meet and confer requirements set forth in Section 8.06(b) of the Pooling and Servicing Agreement.

          SECTION 2.06.  Customer Service Adjustments.  The
Seller may accept a return of goods for full or partial credit or make a daily adjustment in the principal amount or finance or other charges accrued or payable with respect to the account of a customer who has purchased merchandise or services on credit under a Charge Account Agreement, provided that such adjustment is permitted under the Seller's applicable Financial Guidelines. The aggregate amount of all such adjustments made by the Seller during any Collection Period shall be payable to the Purchaser by the Seller and shall be due no later than the Determination
Date that occurs during such Collection Period.


ARTICLE III

Administration and Servicing
of Receivables

          SECTION 3.01.  Acceptance of Appointment and
Other Matters Relating to the Servicer. (a) The Seller agrees to act as the Servicer under this Agreement and the Pooling and Servicing Agreement, and the Purchaser consents to the Seller acting as Servicer. The Seller, as Servicer, will have ultimate responsibility for servicing, managing and making collections on the Receivables and for holding such Receivables in trust for the benefit of the Purchaser and the Trust. The Seller, as Servicer, will have the authority to make any management decisions relating to such Receivables, to the extent such authority is granted to the Servicer under this Agreement and the Pooling and Servicing
Agreement.

          (b) The Seller, as Servicer shall service and administer the Receivables sold hereunder in accordance with the provisions of the Pooling and Servicing Agreement.

          (c) In the event that a Successor Servicer is appointed pursuant to the Pooling and Servicing Agreement, such Successor Servicer shall act as Successor Servicer under this Agreement and the Purchaser consents to the appointment of such Successor Servicer hereunder.

          SECTION 3.02.  Servicing Compensation.  As full
compensation for its servicing activities hereunder and under the Pooling and Servicing Agreement, the Seller, as Servicer, shall be entitled to receive the Servicing Fee on each Distribution Date. The Servicing Fee shall be paid in accordance with the terms of the Pooling and Servicing
Agreement.

          SECTION 3.03.  Allocations and Applications of
Collections and Other Funds. The Seller, as Servicer, will apply all Collections with respect to the Receivables sold hereunder and all funds on deposit in the Collection
Account as described in Article IV of the Pooling and Servicing Agreement.

          SECTION 3.04.  Other Actions Taken by the Seller.
The Seller hereby agrees that upon the occurrence of an event described in Section 10.01(e) of the Pooling and Servicing Agreement with respect to the Seller, the Seller hereby agrees to cause its customer service employees to distribute envelopes to Obligors for mail-in payments rather than accepting In-Store Payments at the customer service window.

ARTICLE IV

Other Matters Relating
to the Seller

          SECTION 4.01.  Merger or Consolidation of, or
Assumption, of the Obligations of the Seller. The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (a) immediately after giving effect to any such transaction, the consolidated tangible net worth of the surviving person shall not have materially decreased, determination to be made on a pro forma basis after giving effect to the proposed transaction; and

          (b) the corporation formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and, if the Seller is not the surviving entity, such corporation shall expressly assume, by written agreement supplemental hereto, executed and delivered to the Purchaser, in form satisfactory to the Purchaser, the performance of every covenant and obligation of the Seller hereunder and shall benefit from all the rights granted to the Seller; and

          (c)  the Seller shall have delivered to the
Purchaser and the Trustee (i) an Officers' Certificate signed by a Vice President (or any more senior officer) stating that such consolidation, merger, conveyance or transfer complies with this Section 4.01 and that all conditions precedent herein provided for relating to such transaction have been complied with and (ii) an Opinion of Counsel that such supplemental agreement is legal, valid and binding and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia;

          (c) the Seller shall have delivered notice to the Rating Agencies of such consolidation, merger, conveyance or transfer and the Rating Agency Condition shall have been satisfied; and

          (d) Consent of Certificateholders shall have been obtained, which consent shall not be unreasonably withheld in the event that the Rating Agency Condition shall have been satisfied.

provided, however, that notwithstanding the provisions at this Section 4.01, the Seller shall not merge into or convey or transfer its properties and assets substantially as an entirety to the Purchaser.

          SECTION 4.02.  Seller Indemnification of the
Purchaser. The Seller shall indemnify and hold harmless the Purchaser, from and against any loss, liability, expense, claim, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Seller pursuant to this Agreement (including, without limitation, as Servicer hereunder) or arising out of or based on the arrangement created by this Agreement and the activities of the Seller taken pursuant thereto (other than collection losses on the Receivables or amounts due with respect thereto, unless such collection losses arise from a breach of a representation or warranty by the Seller), including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Seller shall not indemnify the Purchaser if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence or willful misconduct by the Purchaser; and provided, further, that the Seller shall not indemnify the Purchaser for any liabilities, cost or expense of the Purchaser with respect to any Federal, state or local income or franchise taxes
(or any interest or penalties with respect thereto) required to be paid by the Purchaser in connection herewith to any taxing authority. Any indemnification under this
Article IV shall survive the termination of this Agreement.


ARTICLE V

Termination

          SECTION 5.01.  Termination.  This Agreement will
terminate immediately after the Trust terminates pursuant to the Pooling and Servicing Agreement. In addition, the Purchaser shall not purchase Receivables if (i) a Liquidation Event occurs or (ii) the Seller shall become an involuntary party to (or be made the subject of) any proceeding provided for by any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or relating to all or substantially all of its property (an "Involuntary
Case").


ARTICLE VI

Miscellaneous Provisions

          SECTION 6.01.  Amendment.  (a)  This Agreement
may be amended from time to time by the Seller and the Purchaser without the consent of any of the Certificate-holders to:

               (i)  add to the covenants of the Seller for
the benefit of the Certificateholders, or to surrender any right or power conferred upon the Seller herein; or

              (ii)  cure any ambiguity, to correct or
supplement any provision herein which may be defective or inconsistent with any other provision herein or in any Certificate;

provided, that such action shall not adversely affect in any material respect the interests of any Certificateholder or the Holder of the Exchangeable Certificate.

          (b) This Agreement may also be amended from time to time by the Purchaser and Seller with the consent of the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Investor
Certificates of each materially adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying or waiving any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Certificateholders or deposits of amounts to be so distributed with the amount available under any Enhancement without the consent of each affected Certificateholder,
(ii) change the definition of or the manner of calculating the interest of any Certificateholders without the consent of each affected Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Certificateholder or
(iv) adversely affect the rating of any Series or Class by any Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing more than 50% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class. Any amendment to be effected pursuant to this subsection (b) shall be deemed to materially adversely affect all outstanding Series, other than any Series with respect to which such action shall not adversely affect in any material respect the interests of any Holder of Investor
Certificates of such Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

          (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to subsection (a) above), the Seller shall furnish notification of the substance of such amendment to the Trustee, each Certificateholder, each Enhancement Provider and each Rating Agency.

          (d) It shall not be necessary for the consent of Certificateholders under this Section 6.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          (e)  Notwithstanding anything in this Section
6.01 to the contrary, no amendment may be made to this Agreement which would adversely affect in any material respect the interests of any Enhancement Provider without the consent of such Enhancement Provider.

          SECTION 6.02.  Limited Recourse.  Notwithstanding
anything to the contrary contained herein, the obligations of the Purchaser hereunder shall not be recourse to the Purchaser (or any person or organization acting on behalf of the Purchaser or any affiliate, officer or director of the Purchaser), other than to any assets of the Purchaser not pledged to third parties or otherwise encumbered in a manner permitted by the Purchaser's Certificate of Incorporation; provided, however, that any payment by the Purchaser made in accordance with this Section 6.02 shall be made only after payment in full of any amounts that the Purchaser is obligated to deposit in the Collection Account pursuant to the Pooling and Servicing Agreement.

          SECTION 6.03.  No Petition.  The Seller hereby
covenants and agrees that it will not at any time institute, or join in instituting, against the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

          SECTION 6.04.  GOVERNING LAW.  THIS AGREEMENT
SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW
PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE
PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH
SUCH LAWS.

          SECTION 6.05.  Notices.  All demands, notices and
communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to the parties at such addresses specified in the Pooling and Servicing Agreement.

          SECTION 6.06.  Severability of Provisions.  If
any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders.

          SECTION 6.07.  Assignment.  Notwithstanding
anything to the contrary contained herein, this Agreement may not be assigned by the Seller without the prior consent of the Purchaser and the Trustee. The Purchaser may assign its rights, remedies, powers and privileges under this Agreement to the Trust pursuant to the Pooling and Servicing Agreement.

          SECTION 6.08.  No Waiver; Cumulative Remedies.
No failure to exercise and no delay in exercising, on the part of the Purchaser or the Seller, as the case may be, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          SECTION 6.09.  Counterparts.  This Agreement may
be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 6.10.  Third-Party Beneficiaries.  This
Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and the other
Beneficiaries and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

          SECTION 6.11.  Merger and Integration.  Except as
specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This
Agreement may not be modified, amended, waived, or supplemented except as provided herein.

          SECTION 6.12.  Headings.  The headings herein are
for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          SECTION 6.13.  Rule 144A Information.  For so
long as any of the Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, the Seller agrees to cooperate with the Purchaser to provide to any Certificateholders of such Series or Class and to any prospective purchaser of Investor Certificates designated by such Certificateholder, upon the request of such Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule
144A(d)(4) under the 1933 Act.

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.


                         GOTTSCHALKS CREDIT RECEIVABLES
                         CORPORATION,
                         as Purchaser


                         By:__________________________
                            Name:
                            Title:


                         GOTTSCHALKS INC.,
                         as Seller


                         By:__________________________
                            Name:
                            Title:

                                                 SCHEDULE I


                     List of Accounts



          The list of all Accounts specifying for each Account, (i) its account number (ii) the aggregate amount of Receivables outstanding in such Account, and (iii) the aggregate amount of Principal Receivables in such Account has been delivered in the form of computer tape. Such tape is incorporated herein by this reference.